UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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MENTOR GRAPHICS CORPORATION
 (Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE	News Release

For more information, please contact:
Ry Schwark	Joe Reinhart
Media Contact	Investor Contact
503.685.1660	503.685.1462
ry_schwark@mentor.com	joe_reinhart@mentor.com

MENTOR GRAPHICS REMINDS SHAREHOLDERS TO VOTE
THE WHITE PROXY CARD TODAY

WILSONVILLE, Ore., May 10, 2011 — Mentor Graphics Corp. (NASDAQ: MENT) today issued the following open letter to its shareholders:

May 10, 2011

Dear Fellow Mentor Graphics Shareholder:

Mentor Graphics’ Annual Meeting of Shareholders is being held on Thursday, May 12, 2011 – just days away. WE ARE WRITING TO REMIND ALL SHAREHOLDERS TO VOTE FOR MENTOR GRAPHICS’ DIRECTOR NOMINEES ON THE WHITE PROXY CARD. BECAUSE TIME IS SHORT, WE ENCOURAGE ALL SHAREHOLDERS TO VOTE THE WHITE PROXY CARD BY TELEPHONE OR INTERNET. The Mentor Graphics Board of Directors also urges shareholders to discard any gold proxy card you receive from Carl Icahn.

VOTE FOR THE BOARD AND MANAGEMENT TEAM THAT IS DELIVERING
RESULTS AND CREATING VALUE FOR SHAREHOLDERS

Your Board Unanimously Believes That the Continued Execution of Our Strategic Plan
Offers the Greatest Value to All Mentor Graphics Shareholders

•	Your Board and management team are delivering results and financial momentum, with strong operational and financial performance in fiscal year 2011 and an even stronger outlook for fiscal year 2012.
•

This has translated into real value – in the relevant one, three and five year periods, we have outpaced our closest competitors and the market indices, and have generated over a 300% return for you since the market reached its bottom in 2009.

•	Your Board and management team are confident that by continuing to execute on our strategy, the company can continue to grow faster than the underlying growth of traditional EDA.
•	Your Board and management team expect to return approximately $150 million of capital to shareholders through stock repurchases or dividends over the next three years.

Your Board Urges You to Reject Icahn’s Risky Platform and His Nominees

•	Icahn’s platform for his nominees is a risky public sale process for your company that ignores regulatory and commercial risk and has the potential for significant value destruction.
•	Icahn’s allegedly new “Plan B” for Mentor Graphics is borrowed directly from what your Board is already doing and is simply a shallow attempt to find a reason for you to elect his nominees.
•	With no actionable or differentiated plans, we believe that substituting Icahn’s nominees will not improve your company.

VOTE THE WHITE PROXY CARD TODAY

Your vote is important, no matter how many shares you own. Mentor Graphics’ Board of Directors recommends that shareholders vote FOR Mentor Graphics’ director nominees on the WHITE proxy card. BECAUSE TIME IS SHORT, WE ENCOURAGE ALL SHAREHOLDERS TO VOTE THE WHITE PROXY CARD BY TELEPHONE OR INTERNET. The Mentor Graphics Board of Directors also urges shareholders to discard any gold proxy card you receive from Carl Icahn.

If you have already voted using a gold proxy card sent to you by Icahn, you may change your vote by using the previously sent WHITE proxy card to vote today by telephone or internet.

Sincerely,

Walden C. Rhines
Chairman of the Board and Chief Executive Officer

As previously announced, Mentor Graphics’ Annual Meeting of Shareholders will be held at 9:00 a.m. Pacific Standard Time, on Thursday, May 12th, 2011, at Mentor Graphics’ offices at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070−7777.

If you have any questions, require assistance in voting your shares, or need additional copies of Mentor Graphics’ proxy materials, please call MacKenzie Partners at the phone numbers listed below.

105 Madison Avenue
New York, NY 10016
(212) 929-5500 (call collect)
Or
TOLL-FREE (800) 322-2885

About Mentor Graphics
Mentor Graphics Corporation (NASDAQ: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronic, semiconductor and systems companies. Established in 1981, the company reported revenues over the last 12 months of about $915 million. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics and Mentor are registered trademarks of Mentor Graphics Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.)

Important Information

On March 31, 2011, the company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the company’s upcoming 2011 annual meeting of shareholders. Shareholders are advised to read the company’s definitive proxy statement and any other relevant documents filed by the company with the SEC, before making any voting or investment decision because they contain important information. The definitive proxy statement is, and any other relevant documents and other material filed with the SEC concerning the company will be, when filed, available free of charge at http://www.sec.gov and http://www.mentor.com/company/investor_relations. In addition, copies of the proxy materials may be requested from the company’s proxy solicitor, MacKenzie Partners, Inc., by telephone at 1-800-322-2885 or by email at proxy@mackenziepartners.com.

Forward-Looking Statements

Statements in this material regarding the company’s outlook for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) weakness or recession in the US, EU, Japan or other economies; (ii) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry; (iii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iv) possible delayed or canceled customer orders, a loss of key personnel or other consequences resulting from the business disruption and uncertainty of prolonged proxy fights, offers to purchase the company’s securities or other actions of activist shareholders; (v) effects of the increasing volatility of foreign currency fluctuations on the company’s business and operating results; (vi) changes in accounting or reporting rules or interpretations; (vii) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (viii) effects of unanticipated shifts in product mix on gross margin; and (ix) effects of customer seasonal purchasing patterns and the timing of significant orders, which may negatively or positively impact the company’s quarterly results of operations, all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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